Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary

Jurisdiction of Incorporation

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Esports Services (Antigua) Ltd.

Antigua and Barbuda

Esports Services (Malta) Ltd.

Malta